Exhibit 99.1

Sustainable Maritime Industries, Inc. Receives Additional Deficiency Letter

SEATTLE, WA — (Marketwire – June 2, 2011) – HQ Sustainable Maritime Industries, Inc. (AMEX:HQS – News) (“HQS” or the “Company”), a leading producer and marketer of health products derived from marine based raw materials as well as Tilapia resulting from vertically integrated operations, announced today it received a continued listing deficiency notice from the NYSE Amex LLC (the “Exchange”) relating to the Company’s inability to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the “Quarterly Report”). Sections 134 and 1101 of the Exchange Company Guide (the “Company Guide”) require timely filing of such periodic reports with the Securities and Exchange Commission. The staff of the Exchange (the “Staff”) cited the Company’s failure to file its Quarterly Report within the prescribed filing deadline in its determination that the Company has failed to comply with certain continued listing standards of the Exchange.

As previously reported, the Company remains out of compliance with continued listing standards set forth under Sections 134 and 1101 of the Company Guide since the Company is yet to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. In addition, on April 11, 2011, the Company was notified of non-compliance with continued listing standards set forth under Sections 802(a) and 803(B)(2)(a) of the Company Guide. The foregoing Sections require a listed company to maintain a majority of independent directors on its Board of Directors and at least three independent directors on the company’s Audit Committee. The trading in the Company’s securities remains halted.

The Company submitted to the Staff a plan of compliance in connection with the continued listing deficiencies. If the Company’s plan to regain compliance is accepted by the Exchange, the Company may be able to continue its listing during this period, during which time it will be subject to periodic review to determine progress consistent with the plan. If, however, the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in the Company Guide. Under Company Guide rules, the Company has the right to appeal the determination by the Exchange staff to initiate delisting proceedings. There is no assurance that the Exchange staff will accept the Company’s plan of compliance or that, even if such plan is accepted, the Company will be able to implement the plan within the prescribed timeframe.

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc. (“HQS”) is a leader in the production and marketing of health products derived from marine based raw materials as well as Tilapia resulting from vertically integrated operations. HQS practices cooperative farming of sustainable aquaculture, produces all-natural enriched feeds, Tilapia value added products and health products. The Company markets its nutraceutical and health products, including its “Omojo” branded health products through retail and franchise sales in China. Some of these products are now being introduced to the United States. The World Brand Laboratory and also the China Health Care Association have recognized these as China leading Health product brands.

The Company produces and sells certified, value added Seafood products, including Certified “Gluten Free” “Lillian’s Healthy Gourmet” products in the United States through its Seattle based affiliate. Very few producers of Seafood meals have embraced the stringent Gluten Free Certification Organization standards. US based sales have been expanded to include “Omojo” health products.

The Company’s subsidiaries hold GMP certification from China. HACCP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in international markets. It has also achieved the ISO 9001 quality management system standards certification and the ISO 22000 certification for quality in food safety. HQS tilapia farming, processing and feed manufacturing standards met Best Aquaculture Practices, the new Global G.A.P., the Global Partnership for Good Agriculture Practice, standards for Tilapia. The Chinese government gave organic certification to the Company’s tilapia processing, production, labeling, marketing and management system. In addition to headquarters in Seattle, HQ has operational and Sales and Marketing offices in

Seattle, Newport Beach, Beijing, Shanghai, Hangzhou, Nanning, Changsha, Guangzhou, Shenzhen, Sanya, Zhuhai, Hong Kong, Wenchang and Haikou,. The Company’s website is www.hqfish.com; with subsidiary products marketing web sites at www.omojohealthusa.com; www.lillianshealthygourmet.com; www.oudun.cc; www.fishbao.net; www.jiahuabio.com”.

Cautionary Statement regarding Forward Looking Statements

Statements contained in this communication not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and the Company’s actual results may differ materially due to a number of factors, many of which are beyond its ability to predict or control, including among many others, including the Company’s ability to complete in a timely manner such internal inquiries and/or investigations, if any, that the Company may pursue; the discovery of additional issues which may extend the time required to rectify the current delinquency in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011; costs and expenses incurred by the Company related to the resolution of the NYSE Amex issues and the delinquent public reporting, including legal and other professional service fees, and the ultimate resolution of the Company’s efforts; potential delisting from NYSE Amex due to matters; failure to have filed with the SEC all periodic reports, and/or any other issues of noncompliance with NYSE Amex listing rules; whether the Exchange staff will accept the Company’s plan of compliance, in whole or in part, whether, even if such plan is accepted, the Company will be able to execute upon the plan consistent with and to the satisfaction of the Exchange staff, whether the Company will be able to complete its 2010 audit and file requisite SEC filings in a timely fashion. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by the Company. The Company operates in a highly competitive and rapidly changing business and regulatory environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. The Company undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.